Exhibit 32.1
CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of Global Gold Corporation (the "Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

(1) the Amendment No.1 to the Quarterly Report on Form 10-Q of the Company for the six months ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2012	/s/ Van Z. Krikorian
Van Z. Krikorian
Chairman and Chief Executive Officer

Date: June 22, 2012	/s/ Jan E. Dulman
Jan E. Dulman
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.